Exhibit 1

Media Relations Paula Andrea Escobar +57 (1) 603-9079 paulaandrea.escobar@cemex.com	Investor Relations Jesús Ortiz +57 (1) 603-9051 jesus.ortizd@cemex.com

CEMEX LATAM HOLDINGS TO REPORT
FIRST QUARTER 2015 RESULTS ON APRIL 23, 2015

BOGOTA, COLOMBIA, APRIL 10, 2015 – CEMEX Latam Holdings, S.A. ("CLH") (BVC: CLH), announced today that it will report its first quarter 2015 results on Thursday, April 23, 2015.

CLH will host a conference call and webcast presentation on this same date at 11:30 AM ET to discuss these results. The live presentation can be accessed at www.cemexlatam.com, or interested parties may access the audio-only conference call by dialing +1 847 585 4405 and entering the passcode 39443367.

CEMEX, S.A.B. de C.V. (“CEMEX”) (NYSE: CX) will also report its first quarter results on Thursday, April 23, 2015 and host a conference call webcast presentation on this same date at 10:00 AM ET to discuss these results. CEMEX’s live presentation can be accessed at www.cemex.com.

CLH is a regional leader in the building solutions industry that provides high-quality products and reliable services to customers and communities in Colombia, Panama, Costa Rica, Nicaragua, El Salvador, Guatemala, and Brazil. CLH's mission is to encourage the development of the countries where it operates through innovative building solutions that foster well-being.

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